Exhibit 99



FOR IMMEDIATE RELEASE
CONTACT:
Richard L. Travelstead Jr.                         Carl Hymans
The Aegis Consumer Funding Group, Inc.             G.S. Schwartz & Co. Inc.
770-281-7000                              212-725-4500 x 305


                      THE AEGIS CONSUMER FUNDING GROUP, INC. REPORTS HIGH
                       RISK OPPORTUNITIES HUB FUND LTD.'S CONVERSION OF
                   SERIES C PREFERRED STOCK INTO COMMON STOCK


MARIETTA, GA., JANUARY 20, 1998 - The Aegis Consumer Funding Group, Inc., (NASDAQ:ACARE) today announced the submission of conversion of eighty-five (85) shares of Series C Preferred Stock held by High Risk Opportunities Hub Fund Ltd. into 12,335,927 shares of Aegis Consumer Funding Group, Inc., Common stock. This conversion, because the dilutive effect on the current shareholders of the Company, may result in delisting by NASDAQ. This purchasing group is associated with the Company's warehouse lender and with the proposed purchasers of SST.

The Aegis Consumer Funding Group, Inc., is a holding company whose principal operating subsidiaries are engaged in the consumer finance business primarily serving the subprime credit market for automobile loans. The Company provides new and used car financing in over thirty states through franchised automobile dealers and loan servicing through SST.

This press release contains forward looking statements regarding current and future events and future performance of the Company that involves risks and uncertainties that could materially affect actual results. The Company remains with a cash imbalance. Investors should refer to documents that the Company files from time to time with Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release. Such filings include, but are not limited to, the Company's Form 10-K, Form 10-Q and Form 8-K reports.